Exhibit 1.22

[TRANSLATION]

[Logo of Québec Registrar]

CERTIFICATE OF CONSTITUTION

Business Corporations Act

I hereby certify that the Corporation

9253-1920 QUÉBEC INC.

has been constituted on October 27th, 2011 at 0:00 a.m. under the Business Corporations Act, as indicated in the Articles of Constitution attached hereto.

[Seal of Québec Registrar]	Filed in the register on October 27th, 2011 under the Quebec business number 1167756767	[Signed] Acting Enterprise Registrar

Name: QUEBECOR MÉDIA INC. Québec Enterprise Number (NEQ) 1149501992
Demand No.: 020200003483954

Articles of Constitution

Acknowledgement of receipt

The request was transmitted with success on October 27, 2011 at 11:06 a.m 1 sec.

The reference number is 020200003483954.

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Name of the Corporation

A designated number for the Corporation will be transmitted to you upon review of your request.

Address of the Corporation

Address	612 Saint-Jacques Street
Montréal Québec H3C 4M8
Canada

Directors

Number of Directors	1 to 10

Name	Dépatie, Robert

Address	135 de l’Ile-Ducharme Street Rosemère (Québec)
J7A 4H8 Canada

Name	Marsan, Marie-Josée

Address	9830 Millen Avenue Montréal (Québec) H2C 2E3 Canada

Name	Tremblay, Marc M.

Address	651 Victoria Av. Westmount (Québec) H3Y 2R8
Canada

Share capital and Restrictions

Authorized share capital

File name

SCHEDULE A.pdf

Restrictions on the transfer of instruments or shares and other provisions

File name

SCHEDULE B.pdf

Restrictions on business activity

None

Founders

Last name and first name	Name	Constituting Act	Address
Loyer, Nathalie			612 Saint-Jacques Street, 18th Floor Montréal QC H3C 4M8 Canada

Effective Date and Time of the Articles

Effective Date	October 27, 2011

Effective Time	0:00 am

Québec

[Translation]

SCHEDULE A

SHARE CAPITAL

The unlimited share capital of the Corporation shall consist of seven (7) classes of shares, which shall carry the following rights:

A) CLASS “A” COMMON SHARES: The number of Class “A” Common Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “A” Common Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Dividend and Participation. Subject to the rights and privileges conferred by the other classes of shares, the holders of Class “A” Common Shares shall be entitled to:

(a)	participate in the property, profits and surplus assets of the Corporation and, to that end, receive any dividend declared by the Corporation, the amount, timing and terms of payment of which are at the sole discretion of the Board of Directors; and

(b)	share in the remaining property of the Corporation upon liquidation or winding-up, whether or not voluntary, dissolution or any other distribution of the property of the Corporation.

2) Restriction. In addition to the restrictions set forth in Sections 95 and 104 of the Business Corporations Act (Québec) (the “Act”), the Corporation may neither pay a dividend on Class “A” Common Shares nor purchase any such shares by private agreement if, as a result thereof, the book value of the net assets of the Corporation would be insufficient to redeem the Classes “B,” “C,” “D,” “E,” “F” and “G” Shares.

3) Voting Right. The holders of Class “A” Common Shares shall be entitled to receive notice of, attend and vote at meetings of shareholders of the Corporation, except meetings at which only the holders of another class of shares are entitled to vote, and each Class “A” Common Share shall entitle the holder thereof to one (1) vote.

B) CLASS “B” PREFERRED SHARES: The number of Class “B” Preferred Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “B” Preferred Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “B” Preferred Shares. Class “B” Preferred Shares shall have priority over the Common Shares and the Classes “C,” “D,” “E,” and “F” Preferred Shares, but not over the Class “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “B” Preferred Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “B” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “B” Preferred Shares shall be entitled to repayment of the amount paid for the Class “B” Preferred Shares into the subdivision of the issued and paid-up share capital account relating to the Class “B” Preferred Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “B” Preferred Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time part of the Class “B” Preferred Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “B” Preferred Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “B” Preferred Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “B” Preferred Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “B” Preferred Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “B” Preferred Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “B” Preferred Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “B” Preferred Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to the Act, each holder of Class “B” Preferred Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “B” Preferred Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Preferred Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “B” Preferred Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “B” Preferred Shares; and

(ii) the fair market value of any property, other than a Class “B” Preferred Share, given by the Corporation in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “B” Preferred Shares, the Corporation and each subscriber of Class “B” Preferred Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “B” Preferred Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “B” Preferred Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “B” Preferred Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “B” Preferred Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “B” Preferred Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “B” Preferred Shares, in connection with a redemption, retraction or purchase of Class “B” Preferred Shares, a sum for the Class “B” Preferred Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “B” Preferred Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to the Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “B” Preferred Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

C) CLASS “C” PREFERRED SHARES: The number of Class “C” Preferred Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “C” Preferred Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “C” Preferred Shares. Class “C” Preferred Shares shall have priority over the Common Shares and the Classes “D,” “E” and “F” Preferred Shares, but not over the Classes “B” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “C” Preferred Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “C” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “C” Preferred Shares shall be entitled to repayment of the amount paid for the Class “C” Preferred Shares into the subdivision of the issued and paid-up share capital account relating to the Class “C” Preferred Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “C” Preferred Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time part of the Class “C” Preferred Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “C” Preferred Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “C” Preferred Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “C” Preferred Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “C” Preferred Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “C” Preferred Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “C” Preferred Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “C” Preferred Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to the Act, each holder of Class “C” Preferred Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “C” Preferred Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Preferred

Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “C” Preferred Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “C” Preferred Shares; and

(ii) the fair market value of any property, other than a Class “C” Share, given by the Corporation in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “C” Preferred Shares, the Corporation and each subscriber of Class “C” Preferred Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “C” Preferred Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “C” Preferred Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “C” Preferred Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “C” Preferred Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “C” Preferred Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “C” Preferred Shares, in connection with a redemption, retraction or purchase of Class “C” Preferred Shares, a sum for the Class “C” Preferred Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “C” Preferred Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to the Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “C” Preferred Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

D) CLASS “D” PREFERRED SHARES: The number of Class “D” Preferred Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “D” Preferred Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “D” Preferred Shares. Class “D” Preferred Shares shall have priority over the Common Shares and the Classes “E” and “F” Preferred Shares, but not over the Classes “B,” “C” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “D” Preferred Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “D” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “D” Preferred Shares shall be entitled to repayment of the amount paid for the Class “D” Preferred Shares into the subdivision of the issued and paid-up share capital account relating to the Class “D” Preferred Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “D” Preferred Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time part of the Class “D” Preferred Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “D” Preferred Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “D” Preferred Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “D” Preferred Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “D” Preferred Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “D” Preferred Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “D” Preferred Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “D” Preferred Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to the Act, each holder of Class “D” Preferred Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “D” Preferred Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Preferred Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “D” Preferred Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “D” Preferred Shares; and

(ii) the fair market value of any property, other than a Class “D” Preferred Share, given by the Corporation in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “D” Preferred Shares, the Corporation and each subscriber of Class “D” Preferred Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “D” Preferred Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “D” Preferred Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “D” Preferred Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “D” Preferred Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “D” Preferred Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “D” Preferred Shares, in connection with a redemption, retraction or purchase of Class “D” Preferred Shares, a sum for the Class “D” Preferred Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “D” Preferred Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to the Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “D” Preferred Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

E) CLASS “E” PREFERRED SHARES: The number of Class “E” Preferred Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “E” Preferred Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “E” Preferred Shares. Class “E” Preferred Shares shall have priority over the Common Shares and the Class “F” Preferred Shares, but not over the Classes “B,” “C,” “D” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “E” Preferred Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “E” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “E” Preferred Shares shall be entitled to repayment of the amount paid for the Class “E” Preferred Shares into the subdivision of the issued and paid-up share capital account relating to the Class “E” Preferred Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “E” Preferred Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time part of the Class “E” Preferred Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “E” Preferred Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “E” Preferred Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “E” Preferred Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “E” Preferred Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “E” Preferred Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “E” Preferred Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “E” Preferred Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to the Act, each holder of Class “E” Preferred Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “E” Preferred Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Preferred Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “E” Preferred Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “E” Preferred Shares; and

(ii) the fair market value of any property, other than a Class “E” Preferred Share, given by the Corporation in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “E” Preferred Shares, the Corporation and each subscriber of Class “E” Preferred Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “E” Preferred Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “E” Preferred Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “E” Preferred Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “E” Preferred Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “E” Preferred Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “E” Preferred Shares, in connection with a redemption, retraction or purchase of Class “E” Preferred Shares, a sum for the Class “E” Preferred Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “E” Preferred Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to the Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “E” Preferred Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

F) CLASS “F” PREFERRED SHARES: The number of Class “F” Preferred Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited; Class “F” Preferred Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “F” Preferred Shares. Class “F” Preferred Shares shall have priority over the Common Shares, but not over the Classes “B,” “C,” “D,” “E” and “G” Preferred Shares with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation, winding-up or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of Class “F” Preferred Shares shall be entitled to receive, every year, in such manner and at such time as the Board of Directors may declare, a non-cumulative dividend at the fixed rate of 1% per month, calculated on the redemption price of the Class “F” Preferred Shares, payable in cash, property or through the issuance of fully paid shares of any class of the Corporation.

3) Repayment. If, for any reason, including in the event of dissolution or liquidation or winding-up of the Corporation, whether or not voluntary, some or all of the assets of the Corporation are distributed among the shareholders, each holder of Class “F” Preferred Shares shall be entitled to repayment of the amount paid for the Class “F” Preferred Shares into the subdivision of the issued and paid-up share capital account relating to the Class “F” Preferred Shares.

4) No Voting Right. Subject to the provisions of the Act or as otherwise expressly provided, the holders of Class “F” Preferred Shares shall not be entitled to receive notice of, attend or vote at the meeting of shareholders of the Corporation.

5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or from time to time part of the Class “F” Preferred Shares then outstanding upon giving notice to that effect, on payment to the holders of the Class “F” Preferred Shares of an aggregate redemption price equal to the consideration received by the Corporation at the time the Class “F” Preferred Shares were issued.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “F” Preferred Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares of each such holder of Class “F” Preferred Shares to be redeemed. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “F” Preferred Shares called for redemption is deposited with the Corporation’s bankers or at any other place specified in the notice, on or before the Redemption Date, the holders of Class “F” Preferred Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “F” Preferred Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Subject to the Act, each holder of Class “F” Preferred Shares shall be entitled, at any time and at such holder’s discretion, upon written notice, to require the Corporation to redeem all or part of such holder’s shares at a price equal to the “Redemption Value,” as described below, plus the amount of dividends declared but unpaid, if any, on the Class “F” Preferred Shares.

a) Redemption Value

The “Redemption Value” of each share corresponds to the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Preferred Shares, plus a premium equal to the amount by which the fair market value of the consideration received by the Corporation at the time such Class “F” Preferred Share was issued exceeds the total of:

(i) the amount paid for such share into the subdivision of the issued and paid-up share capital account relating to the Class “F” Preferred Shares; and

(ii) the fair market value of any property, other than a Class “F” Preferred Share, given by the Corporation in payment of such consideration.

b) Determination of Fair Market Value of the Consideration

Upon issuance of the Class “F” Preferred Shares, the Corporation and each subscriber of Class “F” Preferred Shares shall determine, by mutual consent and in good faith, based on a method deemed fair and reasonable, the fair market value of each of the assets that form part of the consideration received by the Corporation at the time the Class “F” Preferred Shares are issued.

c) Adjustment of the Premium in Case of a Disagreement with the Department of Revenue

In the event of a disagreement with the federal or provincial department of revenue, or both, with respect to the appraisal of the fair market value of one or more of the assets that form part of the consideration received by the Corporation at the time the Class “F” Preferred Shares are issued, the appraisal by such department shall prevail. The amount of the premium relating to the redemption of the Class “F” Preferred Shares shall be adjusted accordingly if the department in question provides the Corporation and each holder of Class “F” Preferred Shares, or, where all of the shares are redeemed, the Corporation and each former holder of Class “F” Preferred Shares, with the opportunity to contest the appraisal with the department or before the courts. Where the federal and provincial appraisals differ, the amount of the premium shall be equal to the lower appraisal established in accordance with an uncontested assessment or another final judgment, as the case may be.

If, before the Redemption Value provided for in the foregoing sentence is adjusted, the Corporation pays, in cash or any other form of consideration, to a holder of Class “F” Preferred Shares, in connection with a redemption, retraction or purchase of Class “F” Preferred Shares, a sum for the Class “F” Preferred Shares that differs from the adjusted Redemption Value, the holder or the Corporation, as the case may be, shall immediately pay to the holder or the Corporation, as the case may be, the difference between the amount paid in connection with the redemption, retraction or purchase and the adjusted Redemption Value. Moreover, if, at the time of the adjustment, dividends have already been declared and paid on the Class “F” Preferred Shares, such dividends shall be adjusted so as to reflect the adjustment of the Redemption Value.

7) Right to Purchase by Private Agreement. Subject to the Act, the Corporation may, at any time, without giving notice and without taking into consideration the other classes of shares, purchase by private agreement and at the best possible price all or part of the issued and outstanding Class “F” Preferred Shares. However, such purchase price shall never exceed the Redemption Value mentioned above or the book value of the net assets of the Corporation.

G) CLASS “G” PREFERRED SHARES: The number of Class “G” Preferred Shares is unlimited, and the consideration paid into the subdivision of the issued and paid-up share capital account relating to such shares is also unlimited. Class “G” Preferred Shares shall have no par value and shall carry the following rights, privileges, conditions and restrictions:

1) Ranking of Class “G” Preferred Shares. Class “G” Preferred Shares shall have priority over the Class “A” Common Shares and the other shares of the Corporation with respect to the order of payment of dividends and the distribution of the assets of the Corporation in the event of the liquidation or dissolution of the Corporation, whether or not voluntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

2) Right to Dividends. The holders of record of the Class “G” Preferred Shares shall be entitled to receive, in each fiscal year of the Corporation, a fixed cumulative preferential dividend at the rate of 11.25% per annum per share, calculated daily on the Redemption Price (as defined below) of the Class “G” Preferred Shares. Such dividends shall be cumulative from the respective date of issue of each Class “G” Preferred Share.

For greater certainty, it is hereby declared that (a) wherever it is used in this Section 2, the expression “dividend at the rate of 11.25% per annum per share” shall mean, with respect to the Class “G” Preferred Shares, a dividend calculated at such rate for at least the number of days during which such share was outstanding in the fiscal year with respect to which the calculation is being made and (b) nothing herein contained or implied shall require prorating of dividends with respect to any share not outstanding during the entire period for or with respect to which such dividends are accrued.

However, the directors of the Corporation may, at their discretion, prorate dividends with respect to any share not outstanding for the entire period for or with respect to which dividends are accrued if such right to prorate dividends was reserved by the Corporation at the time such shares were issued.

All dividends declared on the Class “G” Preferred Shares shall be payable semi-annually on a cumulative basis on the 20th day of the months of June and December in every year, at such place as the directors of the Corporation may determine, in cash or by certified cheque, bank draft or wire transfer, provided that, in respect of any payment of dividends denominated in a currency other than Canadian dollars, the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

The holders of Class “G” Preferred Shares shall be entitled to receive only the aforementioned dividends. No dividends may be paid on any shares ranking junior to the Class “G” Preferred Shares, unless all dividends that have become payable on the Class “G” Preferred Shares have been paid or set aside for payment.

3) Liquidation or Winding-Up. In the event of the liquidation, winding-up, dissolution or reorganization of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntarily or involuntarily, the holders of Class “G” Preferred Shares shall be entitled to receive, in preference to the holders of any other class of shares of the Corporation, an amount equal to the Redemption Price (as defined below) for each Class “G” Preferred Share held and any accrued but unpaid dividends on such shares.

4) No Voting Right. The holders of Class “G” Preferred Shares shall not be entitled to receive notice of, attend or vote at the meetings of shareholders of the Corporation, unless the Corporation has failed to pay eight (8) semi-annual dividends on the Class “G” Preferred Shares, whether or not consecutive. In that event and only so long as the said dividends remain in arrears, the holders of Class “G” Preferred Shares shall be entitled to receive notice of, attend and vote at the meetings of shareholders of the Corporation, except meetings at which only the holders of another specified series or class of shares are entitled to vote. At each such meeting, each Class “G” Preferred Share shall entitle the holder thereof to one (1) vote.

5) Redemption Right. The Corporation shall be entitled, at its discretion, subject to the provisions of the Act in this regard, to redeem at any time all or part of the Class “G” Preferred Shares then outstanding upon giving notice as hereinafter provided, on payment to the holders of the Class “G” Preferred Shares of an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such Class “G” Preferred Shares being redeemed. In the case of partial redemption, the Class “G” Preferred Shares to be redeemed shall be selected pro rata among the holders of all Class “G” Preferred Shares then outstanding, except that, with the consent of all the holders of Class “G” Preferred Shares, the shares to be redeemed may be selected in another manner.

The Corporation shall, at least one (1) business day prior to the date fixed for redemption (the “Redemption Date”), give written notice, to each then registered holder of Class “G” Preferred Shares, of the Corporation’s intention to redeem such shares. Such notice shall set out the date and the place at which the redemption is to take place and where payment is to occur and, in the case of partial redemption, the number of shares to be redeemed from each such holder of Class “G” Preferred Shares. If notice of redemption is given as aforesaid and an amount sufficient to redeem the Class “G”

Preferred Shares called for redemption is deposited with the Corporation’s bankers or at any other place or places specified in the notice, on or before the Redemption Date, the holders of Class “G” Preferred Shares shall, after the Redemption Date, no longer have any right in or against the Corporation, except the right to receive payment of the Redemption Price and any accrued but unpaid dividends on such Class “G” Preferred Shares being redeemed, upon presentation and surrender of the certificates representing such number of shares to be redeemed.

6) Retraction Right. Each holder of Class “G” Preferred Shares shall be entitled, at such holder’s discretion, upon prior written notice of no less than one (1) business day to the Corporation, to require the Corporation to redeem all or part of such holder’s Class “G” Preferred Shares for an aggregate amount equal to the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares, payable, subject to the provisions of the Act in this regard, upon presentation and surrender by such holder of Class “G” Preferred Shares of the certificates representing the number of Class “G” Preferred Shares to be redeemed (the date on which such presentation and surrender occur being the “Retraction Date”). As of the Retraction Date, the Class “G” Preferred Shares shall be considered redeemed, and the Corporation shall pay to such holder of Class “G” Preferred Shares the Redemption Price (as defined below) and any accrued but unpaid dividends on such shares. In the event the Corporation is unable to pay the Redemption Price of the Class “G” Preferred Shares on the Retraction Date, it shall forthwith give the holder of Class “G” Preferred Shares written notice thereof.

7) Redemption Price. The Redemption Price of the Class “G” Preferred Shares shall be an amount equal to $1,000 per Class “G” Preferred Share being redeemed. The Redemption Price may be paid in cash, or by certified cheque, bank draft or wire transfer, or by the delivery of assets having equivalent value, provided that in respect of any such payment denominated in a currency other than Canadian dollars, for the purposes of this Section (7), the applicable exchange rate shall be that published by the Bank of Canada in effect on the date of payment.

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SCHEDULE B

Relative to the

ARTICLES OF CONSTITUTION

RESTRICTIONS ON THE TRANSFER OF SHARES

No shares of capital stock of the Corporation shall be transferred without the approval of Directors as evidenced by a resolution of the Board of Directors; the approval of such transfer of shares may be given as aforesaid after the transfer has been registered in the books of the Corporation, in which case, unless such resolution provides otherwise, the transfer is valid and shall come into force on the date of its registration in the books of the Corporation.

RESTRICTIONS ON THE TRANSFER OF SECURITIES

As long as the Corporation shall have the status of a « private issuer » as defined in Regulation 45-106 on Prospectus and Registration Exemptions (R.S.Q.c. V-1.1), all transfers of securities of the Corporation (other than shares and non-convertible debt securities) shall be subject to the consent of the Board of Directors of the Corporation as evidenced by a resolution passed or signed by them, or subject to the restrictions contained in a Shareholders’ Agreement.